UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 13, 2012

Date of Report (Date of earliest event reported)

CNB CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	033-00737	38-2662386
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

303 North Main Street, Cheboygan MI 49721

(Address of principal executive offices, including Zip Code)

(231) 627-7111

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

At its June 28, 2012 Board meeting, the Board of Directors of Citizens National Bank of Cheboygan (the “Bank”), a wholly owned subsidiary of CNB Corporation (the “Corporation”), elected a new member to its Board. The new director’s name is Rick A. Tromble. Mr. Tromble will serve on the Board of the Bank until the annual election of directors for CNB Corporation where he will be nominated for election to the Board of the Corporation.

As reported in an 8-K dated May 17, 2012 Ms. Eno, CNB Corporation President & CEO communicated to shareholders at the Annual Meeting of Shareholders held May 15, 2012 the potential for the Corporation to deregister its common stock with the Securities and Exchange Commission under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended by the Jumpstart Our Business Startups Act (as amended, the “Exchange Act”), with the Securities and Exchange Commission. The Corporation will be filing for deregistration under the Exchange Act and deregistration is effective 90 days after filing.

On July 13, 2012, CNB Corporation issued a quarterly shareholder brochure in which it reviewed earnings for the year to date period ending June 30, 2012.

A copy of the information contained in the Corporation’s brochure is attached hereto as Exhibit 99 and is hereby incorporated by reference into this Form 8-K, and made a part hereof.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99 Quarterly brochure of CNB Corporation dated July 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation (Registrant)

/s/ Susan A. Eno
Susan A. Eno President and Chief Executive Officer

Dated: July 13, 2012

Exhibit Index

Exhibit No.	Description

Exhibit 99	Quarterly brochure of CNB Corporation dated July 13, 2012